UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




Date of Report (Date of earliest event reported: April 27, 2001




                              NSTAR
     (Exact name of registrant as specified in its charter)



                             1-14768
                    (Commission File Number)

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            Massachusetts                  04-3466300
   (State or other jurisdiction of      (I.R.S. Employer
    incorporation or organization)       Identification
                                              No.)

     800 Boylston Street, Boston,            02199
            Massachusetts                  (Zip Code)
   (Address of principal executive
               offices)
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Registrant's telephone number, including area code  (617) 424-
2000


                              NSTAR

Item 5.  Other Events

NSTAR (NYSE: NST)

As previously disclosed, NSTAR is in the process of converting its joint venture investment in RCN Boston into shares of RCN common stock. NSTAR's investment in RCN includes 4.1 million common shares that it currently holds and 7.5 million common shares that it expects to receive for its remaining interest in the joint venture. Consistent with the performance of the telecommunications sector as a whole, the market value of RCN's common shares has decreased significantly over the past several months. As a result, NSTAR recognized an impairment of its entire investment in RCN. This adjustment is required under current accounting standards. Including the impact of this adjustment, which resulted in the one-time, non-cash, after-tax charge of $173.9 million, NSTAR reported a loss of $133.7 million, or $2.52 per share, for the three months ended March 31, 2001, compared to earnings of $35.6 million, or $0.62 per share, for the same period in 2000.





                              NSTAR


                            SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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                                              NSTAR
                                           (Registrant)




Date: April 27, 2001                 /s/ ROBERT J. WEAFER, Jr.
                                     Robert J. Weafer, Jr.
                                     Vice President, Controller
                                     and Chief Accounting
                                     Officer

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